EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement of Black Mountain Holdings, Inc. on Form SB-2 of our report, dated April 15, 2005, on our audits of the financial statements of Black Mountain Holdings, Inc. and Consolidated Subsidiaries as of December 31, 2004 and for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the prospectus of this registration statement.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

July 15, 2005